UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2023

ImmunityBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3530 John Hopkins Court
San Diego, California 92121
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (858) 633-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 8.01     Other Events.
On February 7, 2023, the Los Angeles County Superior Court entered orders confirming the previously disclosed arbitration award against Sorrento Therapeutics, Inc. (“Sorrento”) and judgments against Sorrento in the aggregate amount of approximately $176.37 million plus 10% post-judgment interest, of which approximately $159.42 million is payable to NantCell, Inc., a wholly-owned subsidiary of ImmunityBio, Inc. (the “Company”), and the remainder of which is payable to Immunotherapy NANTibody, LLC, a joint venture between the Company and Sorrento (“NANTibody” and together with the Company, “Claimants”). As previously disclosed, on December 2, 2022, the arbitrator had executed a final award finding Sorrento’s breaches of exclusive license agreements with the Claimants, awarding $173.5 million in the aggregate with prejudgment interest running until the date of judgment, and determining that the Claimants are entitled to declaratory relief that both license agreements remain in full force and effect with respect to ImmunityBio’s PD-L1 NK cell. The arbitrator’s award further declared that Sorrento and Claimants have no further rights or obligations under either license agreement with respect to other targets, that Sorrento has no further obligation to contribute materials or know how with respect to the PD-LI antibody, and that Claimants are not required to return any materials or know how received from Sorrento.
The judgments followed Claimants’ filing of petitions in the Superior Court to confirm the arbitration award, and Sorrento’s response to the petitions in the form of a motion to vacate the award, which was denied. In addition to confirming the award, the Superior Court granted Claimants’ request for an injunction against Sorrento to prevent Sorrento from making overseas transfers over $1 million, and certain transfers to company insiders, until the award is paid.
The Company intends to continue to pursue vigorously the collection of the judgments and 10% post-judgment interest from Sorrento, but we make no assurances that we will receive the full amount or with respect to the timing of our receipt of the funds. Other previously disclosed disputes (Superior Court actions) between affiliates of the Company and Sorrento remain pending, and the Company and its affiliates intend to continue to vigorously defend any claims asserted against it.
Item 9.01     Financial Statements and Exhibits.
(a)Financial statements of businesses or funds acquired.
None.
(b)Pro forma financial information.
None.
(c)Shell company transactions.
None.
(d)Exhibits.

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.
Registrant

Date: February 13, 2023	By:	/s/ David C. Sachs
David C. Sachs
Chief Financial Officer